POWER OF ATTORNEY
SEC FORMS 3, 4, AND 5
The undersigned, who is an officer or director of American Dental Partners, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Gregory A. Serrao, Breht T. Feigh, Ian H. Brock, and Mark Vargo, and each of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, to execute any and all Forms 3, 4 and 5, and any amendments thereto, required to be filed by the undersigned pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and rules and regulations promulgated under the 1934 Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

 /s/ Gregory T. Swenson  Date:   August 11, 2003
Signature

Dr. Gregory T. Swenson
Print Name

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